UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 25, 2020

Date of Report (Date of earliest event reported)

SLINGER BAG INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-214463	61-1789640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

709 N. Rolling Road, Suite 116
Windsor Mill

Baltimore, MD

21244

(Address of Principal Executive Offices)

(347) – 434 9220

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Item 3.03	Material Modification to Rights of Security Holders

Effective February 25, 2020, Slinger Bag Inc. (the “Company”) increased the number of authorized shares of Common Stock from 75,000,000 to 300,000,000 and effected a four-for-one forward split of its outstanding shares of common stock. Approval of the Company’s stockholders was not required to be obtained, as authorized by NRS Section 78.207, et seq. The forward split became effective on February 25, 2020. As a result of the forward stock split, each share of the Company’s common stock outstanding has been split into four shares of the Company’s common stock.

A copy of the Certificate of Amendment to the Registrant’s Articles of Incorporation is filed herewith as Exhibit 3.1.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company filed a Certificate of Amendment to its Articles of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 300,000,000 and provide for a four for one forward split of its shares of common stock outstanding on such date. A description of the forward split is contained in Item 3.03 of this Current Report on Form 8-K which description is incorporated herein by this reference

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report.

3.1 Certificate of Amendment to the Registrant’s Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Slinger Bag inc. a Nevada corporation

Dated: February 25, 2020	By:	MIKE BALLARDIE
Chief Executive Officer and Sole Director

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